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                                    EXHIBIT 3


                             JOINT FILING AGREEMENT


                  The undersigned hereby agree to jointly file a statement on
Schedule 13D, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13-d-1(f) under the Securities Exchange Act of 1934, as amended.

                  This Joint Filing Agreement may be signed in counterpart copies.


Dated:   March 26, 1999              MANORCARE HEALTH SERVICES, INC.

                                     MANOR CARE, INC.

                                     HCR MANOR CARE, INC.



                                     By:      /s/ R. Jeffrey Bixler
                                     --------------------------------------
                                     Name:    R. Jeffrey Bixler
                                     Title:   Vice President




                                     HCR MANOR CARE INC.



                                     By:      /s/ R. Jeffrey Bixler
                                     --------------------------------------
                                     Name:    R. Jeffrey Bixler
                                     Title:   Vice President and General Counsel



                                     MANOR CARE, INC.


                                     By:      /s/ R. Jeffrey Bixler
                                     --------------------------------------
                                     Name:    R. Jeffrey Bixler
                                     Title:   Vice President